Exhibit 99.1

Spire Global, Inc., a Leading Global Provider of Space-Based Data and Analytics, to Go Public Through

a Merger with NavSight Holdings, Inc.

•	Spire collects spaced-based data through their proprietary constellation of over 100 satellites

•	Spire has a technology stack that is proven, at scale, and fully operational

•	Spire delivers subscription-based data, insights, and predictive analytics to global customers across a range of industries, including maritime, aviation, weather, and climate

•	Transaction funds growth strategy across key verticals and geographies, accelerates sales, marketing, and product development, and further strengthens competitive advantage

•	Transaction values the combined company at a $1.6 billion post-money equity value and is expected to provide approximately $475 million in gross proceeds, assuming no redemptions

•

Includes an upsized, and fully committed $245 million common stock PIPE, anchored by Tiger Global Management, funds and accounts managed by BlackRock, Hedosophia, JAWS – the family office of Barry Sternlicht, and Bloom Tree Partners

•	Spire stockholders, NavSight stockholders, and PIPE investors will hold shares in the combined company to be listed on the NYSE under the ticker symbol “SPIR”

•	Business combination expected to be completed in summer 2021

•	Investor webcast and call is scheduled for March 1st, at 8:30 AM EST

San Francisco, CA and Reston, VA – March 1, 2021 – Spire Global, Inc. (“Spire” or the “Company”) a leading global provider of space-based data and analytics, and NavSight Holdings Inc. (“NavSight”) (NYSE: NSH), a special purpose acquisition company, today announced they have entered into a definitive merger agreement for a business combination that would result in Spire becoming a publicly listed company.

Spire collects space-based data using a proprietary constellation of multi-purpose nanosatellites called LEMUR (Low Earth Multi-Use Receiver). The Company’s software analytics generate proprietary data, insights and predictive analytics for its global customers through a subscription model. Spire monetizes this information across a broad and growing number of industries including weather, aviation, maritime, and government, with global coverage and near real-time data that can be easily integrated into customer business operations.

Spire is also pioneering an innovative “space-as-a-service” business model. Leveraging the Company’s fully deployed infrastructure and large-scale operation, customers can operate their own payloads on orbit through Spire’s API and can begin receiving data in less than a year and a simple subscription agreement.

“Spire was founded nearly a decade ago to help lead, inspire, and create the business of space-based data. Today, our proprietary data and solutions help customers solve some of earth’s greatest challenges, including Net Zero and Climate Change adaptation. It has been immensely inspiring to see customers from all over the world turn to Spire’s solutions to help them make decisions about their business with confidence and speed and we are excited about the continued growth ahead. This transaction funds these growth plans and allows us to pursue, on a more aggressive timetable, this massive and growing long-term opportunity ahead of us,” said Peter Platzer, Founder and Chief Executive Officer of Spire, “I am thrilled to partner with Bob and Jack from NavSight.”

“Peter and the outstanding Spire leadership team have deep domain expertise. They have built a company that delivers exceptional value to their global commercial and government customers. Spire is leading the way with its modern SaaS-based approach to meet the significant, growing demand for space-based data,” said Bob Coleman, Chairman and Chief Executive Officer of NavSight. “We look forward to working together to build long-term value for Spire stockholders.”

Transaction Overview

The Board of Directors of each of Spire and NavSight have unanimously approved the transaction “Proposed Transaction.” The Proposed Transaction will require the approval of the stockholders of Spire and NavSight, and is subject to other customary closing conditions, including the receipt of certain regulatory approvals. The Proposed Transaction is expected to close in summer of 2021.

Assuming no redemptions by NavSight stockholders, the Proposed Transaction is expected to deliver up to $475 million of gross proceeds, including the contribution of up to $230 million of cash held in NavSight’s trust account. The Proposed Transaction is further supported by a $245 million fully committed PIPE anchored by Tiger Global Management, BlackRock Advisors, Hedosophia, Jaws Estates Capital, and Bloom Tree Partners.

Spire stockholders will retain 100% of their equity holdings in the combined company. Spire’s existing stockholders will hold approximately 67% of the fully diluted shares of common stock immediately following the closing of the business combination, assuming no redemptions by NavSight’s existing public stockholders.

Additional information about the Proposed Transaction, including copies of certain documents related to the Proposed Transaction, including the investor presentation, will be provided in a Current Report on Form 8-K to be filed by NavSight today with the Securities and Exchange Commission (the “SEC”) and available at www.sec.gov. The investor presentation can also be found on Spire’s website at https://www.Spire.com and NavSight’s website at https://www.NavSight.com. In addition, NavSight intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement/prospectus/information statement (the “Registration Statement”), and will file other documents regarding the Proposed Transaction with the SEC.

Investor Conference Call Information

Spire and NavSight will host a joint investor conference call to discuss the Proposed Transaction on March 1st, 2021 at 8:30 AM EST. To access the conference call, please visit https://www.NavSight.com. The call may also be accessed by dialing 1-844-512-2921, 1-412-317-6671 (international), and entering passcode 1143804.

Advisors

Credit Suisse Securities (USA) LLC is acting as exclusive financial advisor and capital markets advisor to NavSight. Credit Suisse Securities (USA) LLC acted as lead placement agent and BofA Securities, Inc. also acted as placement agent in connection with the PIPE offering. BofA Securities, Inc. is acting as exclusive financial advisor to Spire. Wilson Sonsini Goodrich & Rosati, P.C. is serving as legal advisor to Spire. Venable, LLP is serving as legal advisor to NavSight. Shearman & Sterling, LLP is serving as legal advisor to Credit Suisse Securities (USA) LLC.

About Spire Global, Inc.

Spire is a global provider of space-based data and analytics that offers unique datasets and powerful insights about Earth from the ultimate vantage point so organizations can make decisions with confidence, accuracy, and speed. Spire uses the largest multi-purpose satellite constellation to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Glasgow, Luxembourg, and Singapore. To learn more, visit http://www.spire.com

About NavSight Holdings Inc.

NavSight Holdings, Inc. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, it intends to focus its search on identifying a prospective target business that provides expertise and technology to U.S. government customers in support of their national security, intelligence and defense missions.

Additional Information and Where to Find It

In connection with the Proposed Transaction, NavSight intends to file the Registration Statement with the SEC, which will include a preliminary proxy statement to be distributed to holders of NavSight’s common stock in connection with NavSight’s solicitation of proxies for the vote by NavSight’s stockholders with respect to the Proposed Transaction and other matters as described in the Registration Statement, a prospectus relating to the offer of the securities to be issued to the Company’s stockholders in connection with the Proposed Transaction, and an information statement to Company’s stockholders regarding the Proposed Transaction. After the Registration Statement has been filed and declared effective, NavSight will mail a definitive proxy statement/prospectus, when available, to its stockholders. Investors and security holders and other interested parties are urged to read the proxy statement/prospectus, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about NavSight, the Company and the Proposed Transaction. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and definitive proxy statement/prospectus (when available) and other documents filed with the SEC by NavSight through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: NavSight Holdings, Inc., 12020 Sunrise Valley Drive, Suite 100, Reston, VA 20191.

Participants in Solicitation

NavSight and the Company and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Transaction. Information about the directors and executive officers of NavSight is set forth in its final prospectus filed on September 11, 2020 (the “NavSight Prospectus”). Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Registration Statement and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Stockholders, potential investors and other interested persons should read the Registration Statement carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws with respect to the Proposed Transaction. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, expectations of achieving and maintaining profitability, projections of total addressable markets, market opportunity and market share, net proceeds from the Proposed Transactions, potential benefits of the Proposed Transaction and the potential success of the Company’s market and growth strategies, and expectations related to the terms and timing of the Proposed Transaction. These statements are based on various assumptions and on the current expectations of NavSight’s and the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of NavSight and the Company. These forward-looking statements are subject to a number of risks and uncertainties, including (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all, which may adversely affect the price of NavSight’s securities; (ii) the risk that the

Proposed Transaction may not be completed by NavSight’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by NavSight; (iii) the failure to satisfy the conditions to the consummation of the Proposed Transaction, including the approval of the Proposed Transaction by the stockholders of NavSight, the satisfaction of the minimum trust account amount following any redemptions by NavSight’s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the inability to complete the PIPE investment in connection with the Proposed Transaction; (v) the failure to realize the anticipated benefits of the Proposed Transaction; (vi) the effect of the announcement or pendency of the Proposed Transaction on Spire’s business relationships, performance, and business generally; (vii) risks that the Proposed Transaction disrupts current plans of Spire and potential difficulties in Spire employee retention as a result of the Proposed Transaction; (viii) the outcome of any legal proceedings that may be instituted against NavSight or Spire related to the business combination agreement or the Proposed Transaction; (ix) the ability to maintain the listing of NavSight’s securities on the New York Stock Exchange; (x) the ability to address the market opportunity for Space-as-a-Service; (xi) the risk that the Proposed Transaction may not generate expected net proceeds to the combined company; (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Transaction, and identify and realize additional opportunities; (xiii) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (iv) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industry; and those factors discussed in the NavSight Prospectus under the heading “Risk Factors,” and other documents of NavSight filed, or to be filed, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither NavSight nor the Company presently know or that NavSight and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect NavSight’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. NavSight and the Company anticipate that subsequent events and developments will cause NavSight’s and the Company’s assessments to change. However, while NavSight and the Company may elect to update these forward-looking statements at some point in the future, NavSight and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing NavSight’s and the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

For Spire Global, Inc.:

Investor Contact:

Michael Bowen and Ryan Gardella

SpireIR@icrinc.com

Media Contact:

Phil Denning

SpirePR@icrinc.com

For NavSight Holdings Inc.:

Investor Contact:

Jack Pearlstein

jack@navsight.com